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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 1999 for Realty Information Group, Inc., February 5, 1999 for LeaseTrend, Inc., and February 5, 1999 for Jamison Research, Inc., in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Realty Information Group, Inc. for the registration of 2,750,000 shares of its common stock.

                                        /s/ Ernst & Young LLP

Washington, D.C.
March 23, 1999